SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  October 3, 1996
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                           Seagull Energy Corporation
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               (Exact name of registrant as specified in charter)


                                      Texas
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                 (State or other jurisdiction of incorporation)


            1-8094                                  74-1764876
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    (Commission File Number)            (IRS Employer Identification No.)


1001 Fannin, Suite 1700, Houston, Texas                       77002 -6714
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(Address of principal executive offices)                       (Zip Code)


                              (713) 951-4700
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           (Registrant's telephone number including area code)


                              Not Applicable
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      (Former name or former address, if changed since last report)



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Item 2.    Acquisition or Disposition of Assets.

         On October 3, 1996, the shareholders of Seagull Energy Corporation, a Texas corporation ("Seagull"), and the shareholders of Global Natural Resources Inc., a New Jersey corporation ("Global"), approved a stock merger (the "Merger") pursuant to the Agreement and Plan of Merger, dated July 22, 1996 (the "Merger Agreement") among Seagull, GNR Merger Corporation, a New Jersey corporation and a wholly owned subsidiary of Seagull ("Merger Sub"), and Global. On October 3, 1996, Merger Sub merged with and into Global, which is the surviving corporation in the Merger. As a result of the Merger, Global became a wholly owned subsidiary of Seagull. The transaction will be accounted for as a "pooling of interests." Each issued and outstanding share of common stock of Global ("Global Common Stock") was converted into .88 of a share of common stock (the "Common Stock Exchange Ratio") of Seagull ("Seagull Common Stock"). Cash will be paid in lieu of fractional shares of Seagull Common Stock.

Assets of Global

         Domestic Activities. Global's domestic activities have been conducted principally offshore in the Gulf of Mexico and in the gulf coast. At December 31, 1995, Global's domestic reserves included 68,623 million cubic feet ("MMcf") of natural gas and 2,721 thousand barrels ("Mbbls") of oil and condensate.

         Egypt. Global's assets in Egypt consist primarily of interests in three areas: (i) a 25% working interest in the 1.9 million acre Qarun block located in the western desert of Egypt; (ii) a 50% working interest in the 6.8 million acre East Beni Suef block which lies adjacent to the south of the Qarun concession; and (iii) a 50% working interest in the 460,000 acre Darag block located in the northern portion of the Gulf of Suez. Global is the operator of East Beni Suef. The three Egyptian concessions require the working interest partners to pay 100% of the capital and operating costs. A portion of the oil and gas produced and sold from the concessions is available to the operating interest partners to recover costs. The remaining oil and gas produced and sold is divided between the Egyptian government and the working interest partners. All Egyptian government royalties and the working interest partners' Egyptian income taxes attributable to their share of Egyptian taxable income (converted to barrels of crude oil based on the value of such barrels) are included in the Egyptian government's share of petroleum.

         Cote d'Ivoire. Global's activities in Cote d'Ivoire consist of interests in three oil and gas concessions. Global has a 10% working interest in an area referred to as the "Special Area" and a 16% working interest in a area referred to as the "Remaining Area," both of which are included in 335,000 gross acres in block CI-11 offshore Cote d'Ivoire, West Africa. Block CI-11 is currently producing approximately 15 Mbbls per day gross of oil and 50 MMcf per day gross of gas. Global and its working interest partners also signed a production sharing contract with the government of Cote d'Ivoire on the 525,000 acre CI-12 block which lies adjacent to the west of CI-11. Additionally, in September 1996, Global signed a production sharing contract for the 249,000 acre CI-104 block which lies adjacent to the west of block CI-12. Global has a 16.67% working interest in the CI-12 block and a 100% working interest in the

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CI-104 block. In general,  the working interest partners  (including Global) pay the capital and operating costs, with production split between the Ivorian government and the working interest partners. Up to 40% (in the case of block CI-11), up to 50% (in the case of block CI-12) and up to 52% or 75% (in the case of block CI-104, depending on the depth of the water at the wellsite) of the oil and gas produced and sold from the acreage is available to the working interest partners to recover costs. The remaining oil and gas produced and sold is divided between the Ivorian government and the working interest partners. All Ivorian government royalties and the working interest partners' share of Ivorian income taxes attributable to their share of Ivorian taxable income (converted to barrels of crude oil based on the value of such barrels) are included in the Ivorian government's share of petroleum.

         Tatarstan-Russia. Global's Tatarstan activities are conducted through its 90% owned subsidiary, Texneft Inc. ("Texneft"), which has a 50% interest in a joint venture ("Tatex") in Tatarstan, a republic that is part of the Russian Federation. The joint venture activities currently include three projects: (i) vapor recovery, (ii) the development and operation of the Onbysk field and (iii) the development and operation of the Suncheleevsky and Demkinsky fields.

         Indonesia. In Indonesia, Global has a 1.714% interest in a joint venture for the exploration, development and production of oil and gas in East Kalimantan, Indonesia, under a production sharing contract with Perusahaan Pertambangan Minyak Dan Gas Bumi Negara, the state petroleum enterprise of Indonesia.


Consideration

          The Common Stock Exchange Ratio was determined pursuant to arm's-length negotiations between Seagull and Global. Written opinions were obtained from independent financial advisors by the Boards of Directors of both Seagull and Global that, as of the date of such written opinions, the Common Stock Exchange Ratio was fair to the shareholders of each company. Based on the Common Stock Exchange Ratio of .88, the number of outstanding shares of Global Common Stock at October 2, 1996 and the closing price of Seagull's Common Stock on October 2, 1996, the estimated transaction value of the Merger was approximately $537 million.


Voting Agreement

         Pursuant to a voting agreement (the "Voting Agreement"), The Prudential Insurance Company of America ("Prudential"), which owned an aggregate of 6,311,547 shares, or approximately 21.2% of the outstanding shares of Global Common Stock on the record date (August 30, 1996), agreed to vote all of such stock in favor of the Merger so long as (i) the value of Seagull Common Stock was not less than $17.00 per share, which value was to be calculated based on the average closing sales price of Seagull Common Stock for a specified twenty-day period prior to October 3, 1996; and (ii) Prudential had obtained from the Securities and Exchange Commission any approvals required under Sections 9(a) and 2(a) of the Public Utility Holding Company Act of 1935, as amended. Pursuant to the Voting Agreement, Prudential voted all of the outstanding shares of Global Common Stock owned by Prudential in favor of the Merger.

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

         The descriptions of the Merger Agreement and the Voting Agreement set forth above are qualified by reference to the Merger Agreement and the Voting Agreement which are filed as Exhibit 2.1 and 2.2, respectively, and are incorporated herein by reference.

Other Recent Developments

         On September 10, 1996, Seagull acquired all of the outstanding common stock of Esso Suez Inc. ("Esso Suez") (the "Esso Suez Acquisition") and certain assets of Esso Egypt Limited (the "EEL Assets") for a net purchase price of approximately $74 million in cash. Esso Suez holds a 100 percent interest in the East Zeit oil producing concession in the offshore Gulf of Suez, where current net production averages approximately 4,000 - 5,000 barrels of crude oil per day. The EEL Assets consist of the entire operating interest in the South Hurghada exploration concession located onshore on the coast of the Gulf of Suez approximately 250 miles southeast of Cairo.

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of businesses acquired.

         The consolidated financial statements of Global for the years ended December 31, 1995, 1994 and 1993 (incorporated by reference to Global's Annual Report on Form 10-K for the year ended December 31, 1995; Registration No. 1-8674).

         The unaudited consolidated financial statements of Global for the six months ended June 30, 1996 and 1995 (incorporated by reference to Global's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; Registration No. 1-8674).

(b)      Pro forma financial information.

         The pro forma financial statements giving effect to (i) the Merger using the pooling of interests method of accounting for business combinations and (ii) the Esso Suez Acquisition financed under Seagull's revolving credit facilities and using the purchase method of accounting are filed herewith as Exhibit 99.1.

 (c)     Exhibits.

         2.1 Agreement and Plan of Merger dated as of July 22, 1996 by and among Seagull Energy Corporation, GNR Merger Corporation and Global Natural Resources Inc. (incorporated by reference to
                  Exhibit 2.1 to Registration Statement No. 333-09845 on Form S-4 of Seagull Energy Corporation).

         2.2      Voting  Agreement  dated as of July  22,  1996  among  Seagull
                  Energy Corporation and The Prudential Life Insurance Company of America (incorporated by reference to Exhibit 2.2 to Registration Statement No. 333-09845 on Form S-4 of Seagull Energy Corporation).


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

         99.1 The pro forma financial statements giving effect to (i) the Merger using the pooling of interests method of accounting for business combinations and (ii) the Esso Suez Acquisition financed under Seagull's revolving credit facilities and using the purchase method of accounting.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    October 18, 1996

                               SEAGULL ENERGY CORPORATION




                               By:  /s/ William L. Transier
                               William L. Transier
                               Senior Vice President and
                               Chief Financial Officer
                               (Principal Financial Officer)















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                                  Exhibit Index

                                                                            Page

2.1 Agreement and Plan of Merger dated as of July 22, 1996 by and among Seagull Energy Corporation, GNR Merger Corporation and Global Natural Resources Inc. (incorporated by reference to
        Exhibit 2.1 to Registration Statement No. 333-09845 on Form S-4 of Seagull Energy Corporation).

2.2 Voting Agreement dated as of July 22, 1996 among Seagull Energy Corporation and The Prudential Life Insurance Company of America (incorporated by reference to Exhibit 2.2 to Registration
        Statement   No.  333-09845   on   Form S-4  of   Seagull   Energy
        Corporation).

99.1 The pro forma financial statements giving effect to (i) the Merger using the pooling of interests method of accounting for business combinations and (ii) the Esso Suez Acquisition financed under Seagull's revolving credit facilities and using the purchase method of accounting.
















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